UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HealthLynked Corp.

(Exact Name of Registrant as specified in its charter)

Nevada	47-1634127
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1726 Medical Blvd Suite 101

Naples, Florida 34110

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act. None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this Form relates:  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value
Title of class

Item 1.	Description of The Company’s Securities to be Registered

The securities to be registered hereby are the shares of common stock, par value $0.0001 per share, of HealthLynked Corp. (the “Registrant”). The description of the common stock to be registered hereunder is contained in the section entitled “Description of Securities” of the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-215963), as filed with the Securities and Exchange Commission on February 8, 2017, as amended (the “Registration Statement”), which is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Description
2.1	Share Exchange Agreement (Filed as Exhibit 2.1 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
3.1	Articles of Incorporation (Filed as Exhibit 3.1 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
3.2	Amended and Restated Articles of Incorporation (Filed as Exhibit 3.2 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
3.3	By-Laws (Filed as Exhibit 3.3 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
3.4	Certificate of Designation of Series A Convertible Preferred Stock (Filed as Exhibit 3.4 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 14, 2017	HEALTHLYNKED CORP.

	By:	/s/ George O’Leary
George O’Leary
Chief Financial Officer

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